Exhibit 99.1 Second Quarter 2022 Earnings Conference Call August 4, 2022

Today’s Presenters Jeff Householder President, Chief Executive Officer Beth Cooper Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary Jim Moriarty Executive Vice President, General Counsel, Corporate Secretary and Chief Policy and Risk Officer Alex Whitelam Head of Investor Relations 2

Forward Looking Statements and Other Statements Safe Harbor Statement Some of the Statements in this document concerning future Company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements. You should refer to the additional information contained in Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and other subsequent SEC filings concerning factors that could cause those results to be different than contemplated in today’s discussion. Non-GAAP Financial Information This presentation includes non-GAAP financial measures including Adjusted Gross Margin. A non-GAAP financial measure is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. A reconciliation of GAAP to non-GAAP financial measures is included in the appendix of this presentation. The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. Adjusted Gross Margin should not be considered an alternative to Gross Margin under US GAAP which is defined as the excess of sales over cost of goods sold. The Company believes that Adjusted Gross Margin, although a non-GAAP measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates the profitability achieved by the Company under the Company's allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses Adjusted Gross Margin as one of the financial measures in assessing a business unit’s performance. Other companies may calculate Adjusted Gross Margin in a different manner. 3

New Board Directors Sheree M. Petrone Stephanie N. Gary Fmr. Executive Vice President, Vice President of Finance Head of Retail Electricity TidalHealth Dynegy, Inc. 4

Financial Highlights • Increased Diluted EPS by $0.29 and $0.18 compared to the 2021 year-to-date and quarterly periods, respectively • Continued real estate rationalization, which resulted in a one-time $1.9 million or $0.08 EPS gain in the quarter • Drove $8.0 million in adjusted gross margin growth, driven largely by the Diversified Energy acquisition, natural gas transmission expansions and organic growth • Adjusted 2022 capital expenditure guidance given ongoing short-term supply and regulatory constraints • Continued above national average customer growth across natural gas distribution service territories • Surpassed 100,000 natural gas distribution customers on Delmarva Peninsula 5

Growth Platform Focus • 5.7% residential customer growth on Delmarva • 4.1% residential customer growth in Florida Organic Growth: • $1.9 million gain from real estate rationalization • Continuing with Beachside, Winter Haven and Southern expansion projects Gas Transmission: • Margin from Escambia Meter Station acquisition • St. Cloud / Twin Lakes Project petition filed • Diversified Energy contributed approximately $1.5 million in adjusted gross margin Propane Distribution: • Acquired Davenport Energy’s Siler City propane division • Drove $1.1 million in greater adjusted gross margin • $0.5 million in increased demand for CNG services Marlin Gas Services: • Pursuing several RNG investments along the East Coast Sustainable Investments: 6

Second Quarter 2022 Financial Performance Solid Growth Despite Inflationary Pressures Diluted Earnings Per Share Key Drivers of Year-to-Date Earnings Performance $5.9M $4.7M $2.0M $3.04 Contributions Pipeline Regulated $2.75 from Expansion and Infrastructure Acquisitions Natural Gas Programs Organic Growth $1.8M $1.1M $0.6M $0.96 $0.78 Higher Fees and Higher Increased Propane Margins Performance Demand for per Gallon from Aspire CNG services Q2 Q2 YTD YTD 2021 2022 2021 2022 7

Second Quarter 2022 Financial Summary Consolidated Second Quarter Change Year to Date Change (in thousands except per share data) 2022 2021 $ % 2022 2021 $ % 1 Total Adjusted Gross Margin $ 92,354 $ 84,381 $ 7,973 9.4% $2 18,053 $2 01,271 $ 16,782 8.3% Operating Income $ 26,469 $ 22,578 $ 3,891 17.2% $ 81,334 $ 74,175 $ 7,159 9.7% Other Income, Net 2,584 1,453 1 ,131 77.8% 3,498 1,828 1 ,670 91.4% Interest Charges 5,825 5,054 771 15.3% 11,164 10,159 1 ,005 9.9% Pre-tax Income 23,228 18,977 4 ,251 22.4% 73,668 65,844 7 ,824 11.9% Income Taxes 6,177 5,164 1 ,013 19.6% 19,683 17,565 2,118 12.1% Net Income $ 17,051 $ 13,813 $ 3,238 23.4% $ 53,985 $ 48,279 $ 5,706 11.8% Diluted EPS $ 0.96 $ 0.78 $ 0 .18 23.1% $ 3.04 $ 2.75 $ 0 .29 10.5% Adjusted gross margin and earnings growth above expectations, despite supply chain and inflationary challenges that are expected to worsen in the short term 1 See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin 8

Key Drivers of Our Performance Quarter Ended June 30, 2022 Q2 2021 Diluted Earnings Per Share $0.78 A Gain from sale of assets $0.08 B Contributions from recent acquisitions $0.07 C Core business growth $0.24 Operating expenses tied to recent D -$0.09 acquisitions Operating expenses tied to core E $0.00 business growth Depreciation, amortization and property F -$0.08 tax costs due to new capital investments G Interest and other expenses -$0.04 Q2 2022 Diluted Earnings Per Share $0.96 9

Key Drivers of Our Performance Year-to-date Ended June 30, 2022 YTD 2021 Diluted Earnings Per Share $2.75 A Gain from sale of assets $0.08 B Contributions from recent acquisitions $0.24 C Core business growth $0.44 Operating expenses tied to recent D -$0.19 acquisitions Operating expenses tied to core E -$0.02 business growth Depreciation, amortization and property F -$0.14 tax costs due to new capital investments G Interest and other expenses -$0.12 YTD 2022 Diluted Earnings Per Share $3.04 10

Regulated Energy Segment Financial Summary Chesapeake Utilities’ Regulated Energy Segment Drives Sustained Growth Regulated Energy Segment Second Quarter Change Year to Date Change (in thousands except per share data) 2022 2021 $ % 2022 2021 $ % 1 Adjusted Gross Margin $ 70,620 $ 66,463 $ 4,157 6.3% $1 53,068 $ 144,616 $ 8,452 5.8% Dep., amort. & property taxes $ 18,380 $ 16,651 $ 1,729 10.4% $ 36,631 $ 33,577 $ 3,054 9.1% Other operating income 26,399 27,052 (653) -2.4% 55,898 55,573 325 0.6% Operating income $ 25,841 $ 22,760 $ 3,081 13.5% $ 60,539 $ 55,466 $ 5,073 9.1% Year-to-Date 2022 Highlights •Operating income up 9.1% driven by: • Pipeline expansions by ESNG, Peninsula Pipeline and Aspire Energy Express • Organic growth in natural gas distribution operations • Incremental contributions from regulated infrastructure programs • Increased customer consumption • Contributions from the Escambia Meter Station acquisition 1 See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin 11

Unregulated Energy Segment Financial Summary Chesapeake Utilities’ Driving Higher Returns With Complementary Unregulated Energy Segment Unregulated Energy Segment Second Quarter Change Year to Date Change (in thousands except per share data) 2022 2021 $ % 2022 2021 $ % 1 Adjusted Gross Margin $ 21,762 $ 17,952 $ 3,810 21.2% $ 65,046 $ 56,728 $ 8,318 14.7% Dep., amort. & property taxes $ 4,466 $ 3,862 $ 604 15.6% $ 8,762 $ 7,631 $ 1,131 14.8% Other operating income 16,736 14,555 2 ,181 15.0% 35,671 30,522 5 ,149 16.9% Operating income $ 560 $ (465) $ 1,025 NMF $ 20,613 $ 18,575 $ 2,038 11.0% Year-to-date 2022 Highlights •Operating income up 11.0% driven by: • Contributions from the acquisition of Diversified Energy • Increased margins from propane • Increased demand for CNG from Marlin Gas Services • Margin improvement for Aspire Energy 1 See appendix for non-GAAP to GAAP reconciliation of adjusted gross margin 12

Capital Structure Overview Strong Balance Sheet to Support Growth Long-Term Debt 6/30/2022 12/31/2021 Avg. Interest Rate: 3.38% Stockholders‘ equity $ 8 15,701 $ 774,130 $50M: 2.95% issued in Long-term debt, net of current maturities 585,805 549,903 March 2022 Total permanent capitalization $ 1,401,506 $ 1 ,324,033 While competitively priced, new long-term debt will increase Current portion of long-term debt 21,472 17,962 interest expense ~$1M Short-term debt 1 37,024 2 21,634 Short-Term Debt Total capitalization and short-term financing $ 1,560,002 $ 1 ,563,629 $400 Million Facility $200M: LIBOR + 0.70% Equity to Permanent Capital 58.2% 58.5% $200M: LIBOR + 0.95% Equity to Total Capitalization 52.3% 49.5% In the process of updating facilities from LIBOR to SOFR New Long-Term Debt Issuance $ 5 0,000 $ 59,590 Net New Equity Issuance $ 5,743 $ 2 2,774 LT debt includes $9M of sustainability linked financing Stockholders’ Equity increased $41.6 million since the end of 2021 primarily driven by: • Strong Net Income performance of $54.0 million • Dividend Reinvestment and Stock Compensation Plans increases of $5.7 million • Continued Dividend payments of $18.2 million • Other Comprehensive Income was $0.1 million 13

Major Projects and Initiatives Key Projects Driving Adjusted Gross Margin Adjusted Gross Margin Three Months Ended Six Months Ended Year Ended Estimate for Project/Initiative June 30, June 30, December 31, Fiscal in thousands 2022 2021 2022 2021 2021 2022 2023 Pipeline Expansions: 1 Western Palm Beach County, Florida Expansion $ 1,307 $ 1,172 $ 2 ,615 $ 2 ,340 $ 4 ,729 $ 5 ,227 $ 5,227 1,2 Del-Mar Energy Pathway 1,728 921 3,450 1,805 4,584 6,980 6,980 Guernsey Power Station 368 47 631 94 187 1,380 1,486 Southern Expansion — — — — — — 586 Winter Haven Expansion 28 — 61 — — 401 976 Beachside Pipeline Extension — — — — — — 1,825 North Ocean City Connector — — — — — — 400 St. Cloud / Twin Lakes Expansion — — — — — — 584 Total Pipeline Expansions 3,431 2,140 6,757 4,239 9,500 13,988 18,064 CNG/RNG/LNG Transportation and Infrastructure 2,427 1,708 4,660 3,785 7,566 9,500 10,500 Acquisitions: Propane Acquisitions 1,491 — 5,466 — 603 11,300 12,000 Escambia Meter Station 249 83 499 83 583 1,000 1,000 Total Acquisitions 1,740 83 5,965 83 1,186 12,300 13,000 Regulatory Initiatives: Florida GRIP 4,950 4,181 9,802 8,236 16,995 18,797 19,475 Capital Cost Surcharge Programs 497 120 1,014 257 1,199 2,018 1,936 Elkton Gas STRIDE Plan 66 — 140 — 26 241 354 3 Florida Rate Case Proceeding — — — — — TBD TBD Total Regulatory Initiatives 5,513 4,301 10,956 8,493 18,220 21,056 21,765 Total $ 1 3,111 $ 8,232 $ 2 8,338 $ 16,600 $ 3 6,472 $ 5 6,844 $ 63,329 1 Includes adjusted gross margin generated from interim services 14 2 Includes adjusted gross margin from natural gas distribution services. 3 Subject to approval from the Florida PSC.

Key Expansion Projects Pipeline Growth Contribution Capital Fully Annual Adjusted Gross Project Investment In Service Margin Estimate Del-Mar Energy Pathway* $60.1 million Q4 2021 $7.0 million West Palm Beach County* $28.9 million Q4 2021 $5.2 million Guernsey Power Station $6.5 million Q4 2021 $1.5 million Winter Haven Expansion $3.5 million Q3 2022 $1.0 million North Ocean City Connector $6.3 million Q4 2022 $0.4 million St. Cloud / Twin Lakes Expansion $3.5 million Q1 2023 $0.6 million Beachside Pipeline Extension $16.7 million Q2 2023 $2.5 million Southern Expansion $14.0 million Q4 2023 $2.3 million Total investments of $139.5 million generate incremental adjusted gross margin of $20.5 million once fully in service in 2024 * Includes initial distribution capital investment and margin. 15

Regulatory Initiatives Florida Natural Gas Base Rate Proceeding • Florida natural gas distribution businesses jointly filed a consolidated natural gas base rate proceeding on May 24, 2022 • The Company is seeking approval for approximately $24.1 million in permanent relief • $7.7 million (annualized) in interim rates have been approved for meter readings in September 2022 • Hearing is scheduled for October 2022 Storm Protection Plan • In 2020, the Florida PSC implemented rules that allow electric utilities to recover costs associated with the investments that protect a system in the event of a storm and prevent loss of service. Plan updates are required every 3 years. • FPU’s electric utility filed its Storm Protection Plan in April 2022, with hearings scheduled for August 2022 • FPU also filed its Storm Protection Plan Cost Recovery mechanism in May 2022, with hearings scheduled for November 2022 Florida GRIP • Natural gas pipe replacement program approved by the Florida PSC. • Since inception in August 2012, invested $198.7 million of capital expenditures to replace 351 miles of qualifying distribution mains, including $9.2 million through the first six months of 2022. • Annual adjusted gross margin of $18.8 million in 2022. 16

Regulatory Initiatives (continued) Elkton Gas STRIDE Plan • Settlement reached with the Maryland PSC Staff and the Maryland Office of the Peoples Counsel. • Aldyl-A pipeline replacement program which enables recovery of the capital investment in the form of a fixed charge rider through a proposed 5-year surcharge. • Went into service in September 2021 and is expected to generate $0.2 million of adjusted gross margin in 2022 and $0.4 million annually thereafter. Eastern Shore Capital Cost Surcharge Programs • Eastern Shore recovery mechanism for capital costs associated with mandated highway and railroad relocation projects, along with PHMSA required safety upgrades that required the replacement of existing Eastern Shore facilities. • Expect the program will generate adjusted gross margin of approximately $2.0 million in 2022 and $1.9 million in 2023. 17

Corporate Culture Internal Employee Resource Groups Recent Awards and Recognitions Named Top Work Place in US for 2022, Top Work Place in Delaware for 10 Years in a Row Best Corporate Governance in the U.S. for 2022 World News Media Ltd.’s World Finance Magazine Aspire Energy and Eastern Shore Natural Gas recognized by AGA as top safety performers 18

Guidance Update Diluted Earnings Per Share from Continuing Operations Capital Expenditures Guidance through 2025 Guidance through 2025 and for 2022 $750 million to $1.0 billion $6.25 $6.05 $4.73 $4.21 $3.72 $3.68 $3.47 $2.77 $140 million to $175 million $228 million in 2021 Target Forecast 2021-2025 2022 Strategic capital investments continue to drive earnings growth. 19 CPK Guidance – Low Range CPK Guidance – High Range

Investment Proposition Committed to Superior Performance We seek to identify and develop opportunities to drive our future earnings growth and increase shareholder value. • Capitalizing on new organic growth and continuing our Business Track Record Energized Team Transformation initiatives • Investing in pipeline systems that provide natural gas service to Strong Foundation for downstream customers Sustainable Growth • Identifying propane opportunities to access new markets with significant Financial Discipline Platforms for Growth growth potential • Pursuing virtual pipeline opportunities utilizing Marlin’s capabilities Financial Objectives in Support of Increased (CNG, LNG, RNG, etc.) Shareholder Value: • Expanding our RNG footprint by using our energy delivery solutions and expertise throughout our service areas • Investing $750 million to $1 billion through 2025 • Investing in our diverse talented team • Targeting 2025 EPS $6.05 to $6.25 • Seeking 11.0% or higher consolidated return on equity • Engaging with communities where we work and live • Pursuing dividend growth supported by earnings growth • Driving brand excellence through safety awards, top workplace, employee engagement and community service • Maintaining a strong balance sheet Average Annualized Shareholder Return For Periods Ending June 30, 2022 1 Year 3 Year 5 Year 10 Year 20 Year 9% 15% 15% 19% 17% 20

Appendix

GAAP to Non-GAAP Reconciliation
Consolidated Results

Consolidated Results

(in thousands except per share data)	Second Quarter 2022	Second Quarter 2021	Change $	Change %	Year-to-Date 2022	Year-to-Date 2021	Change $	Change %
Operating Revenues	$ 139,470	$ 111,082	$ 28,388	25.6%	$ 362,350	$ 302,268	$ 60,082	19.9%
Cost of Sales:								
Natural gas, propane and electric costs	(47,116)	(26,701)	$ (20,415)	76.5%	(144,297)	(100,997)	$ (43,300)	42.9%
Depreciation & amortization	(17,216)	(15,298)	$ (1,918)	12.5%	(34,193)	(30,662)	$ (3,531)	11.5%
Operations & maintenance expense[1]	(15,544)	(14,060)	$ (1,484)	10.6%	(31,185)	(28,413)	$ (2,772)	9.8%
Gross Margin (GAAP)	59,594	55,023	$ 4,571	8.3%	152,675	142,196	$ 10,479	7.4%
Operations & maintenance expense[1]	15,544	14,060	1,484	10.6%	31,185	28,413	2,772	9.8%
Depreciation & amortization	17,216	15,298	1,918	12.5%	34,193	30,662	3,531	11.5%
Adjusted Gross Margin (non-GAAP)	$ 92,354	$ 84,381	$ 7,973	9.4%	$ 218,053	$ 201,271	$ 16,782	8.3%

[1] Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities' Annual Report on Form 10-K for the year ended December 31, 2021 for additional details.

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CHESAPEAKE UTILITIES CORPORATION

GAAP to Non-GAAP Reconciliation

Regulated Energy Segment

Regulated Energy Segment

(in thousands except per share data)	Second Quarter 2022	Second Quarter 2021	Change $	Change %	Year-to-Date 2022	Year-to-Date 2021	Change $	Change %
Operating Revenues	**$ 92,193**	$ 80,910	**$ 11,283**	**13.9%**	**$ 220,084**	$ 202,107	**$ 17,977**	**8.9%**
Cost of Sales:								
Natural gas and electric costs	**(21,573)**	(14,447)	**$ (7,126)**	**49.3%**	**(67,016)**	(57,491)	**$ (9,525)**	**16.6%**
Depreciation & amortization	**(13,140)**	(11,830)	**$ (1,310)**	**11.1%**	**(26,225)**	(23,860)	**$ (2,365)**	**9.9%**
Operations & maintenance expense[1]	**(8,324)**	(8,320)	**$ (4)**	**0.0%**	**(16,485)**	(16,585)	**$ 100**	**-0.6%**
Gross Margin (GAAP)	**49,156**	46,313	**$ 2,843**	**6.1%**	**110,358**	104,171	**$ 6,187**	**5.9%**
Operations & maintenance expense[1]	**8,324**	8,320	**4**	**0.0%**	**16,485**	16,585	**(100)**	**-0.6%**
Depreciation & amortization	**13,140**	11,830	**1,310**	**11.1%**	**26,225**	23,860	**2,365**	**9.9%**
Adjusted Gross Margin (non-GAAP)	**$ 70,620**	$ 66,463	**$ 4,157**	**6.3%**	**$ 153,068**	$ 144,616	**$ 8,452**	**5.8%**

[1] Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities' Annual Report on Form 10-K for the year ended December 31, 2021 for additional details.

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CHESAPEAKE UTILITIES CORPORATION

GAAP to Non-GAAP Reconciliation

Unregulated Energy Segment

Unregulated Energy Segment

(in thousands except per share data)	Second Quarter 2022	Second Quarter 2021	Change $	Change %	Year-to-Date 2022	Year-to-Date 2021	Change $	Change %
Operating Revenues	**$ 53,463**	$ 34,773	**$ 18,690**	**53.7%**	**$ 154,754**	$ 109,532	**$ 45,222**	**41.3%**
Cost of Sales:								
Natural gas and propane	**(31,701)**	(16,821)	**$ (14,880)**	**88.5%**	**(89,708)**	(52,804)	**$ (36,904)**	**69.9%**
Depreciation & amortization	**(4,074)**	(3,456)	**$ (618)**	**17.9%**	**(7,954)**	(6,780)	**$ (1,174)**	**17.3%**
Operations & maintenance expense[1]	**(6,699)**	(5,807)	**$ (892)**	**15.4%**	**(13,756)**	(12,120)	**$ (1,636)**	**13.5%**
Gross Margin (GAAP)	**10,989**	8,689	**$ 2,300**	**26.5%**	**43,336**	37,828	**$ 5,508**	**14.6%**
Operations & maintenance expense[1]	**6,699**	5,807	**892**	**15.4%**	**13,756**	12,120	**1,636**	**13.5%**
Depreciation & amortization	**4,074**	3,456	**618**	**17.9%**	**7,954**	6,780	**1,174**	**17.3%**
Adjusted Gross Margin (non-GAAP)	**$ 21,762**	$ 17,952	**$ 3,810**	**21.2%**	**$ 65,046**	$ 56,728	**$ 8,318**	**14.7%**

[1] Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP. See Chesapeake Utilities' Annual Report on Form 10-K for the year ended December 31, 2021 for additional details.

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CHESAPEAKE UTILITIES CORPORATION

Capital Investment Has Driven Our Earnings Growth Historical Capital Expenditures and Acquisitions Last 10 Years: $1.75 Billion Since FPU Acquisition: $1.99 Billion $283 $228 $199 $195 $196 $192 $169 $154 $108 $98 $78 $49 $44 Cap Ex Acquisitions Hurricane Michael 25 Amounts in chart reflected in millions.

Solid Track Record of Return on Equity th Consistently exceeding peer median and 75 percentile Return on Equity 14% 12.7% 13% 12.6% 12.2% 12.2% 12.1% 12.0% 11.8% 11.7% 11.7% 12% 11.6% 11.3% 11.3% 11.3% 11.3% 11.2% 11.0% 11.0% 11% th * 10-Year Peer 75 Percentile – 9.9% 10% 9% * 10-Year Peer Median – 8.6% 8% CPK Peer Median Peer 75th Percentile 17 years with 11%+ Return on Equity 26

Mission, Vision and Values OUR Mission We deliver energy that makes life better for the people and communities we serve. OUR Vision We will be a leader in delivering energy that contributes to a sustainable future. OUR Values Care Integrity Excellence We put people first. We tell the truth. We achieve great things Keep them safe. Build trusting Ensure moral and together. relationships. Foster a culture of ethical principles drive our Hold each other accountable to do equity, diversity and inclusion. decision-making. Do the right thing the work that makes us better, Make a meaningful difference even when no one is watching. every day. Never give up. everywhere we live and work. 27